Exhibit 10.5

2001 PERFORMANCE EQUITY PLAN NONQUALIFIED STOCK OPTION AGREEMENT
(Non-Employees)

        THIS AGREEMENT made and entered into as of the [    ]th day of [                        ] 200[    ] (the "Grant Date"), by Lipid Sciences, Inc., a Delaware corporation (the "Company"), and [                        ] (the "Participant") whose signature is set forth on the signature page hereof.

RECITALS

        WHEREAS, the Company has adopted the Lipid Sciences, Inc. 2001 Performance Equity Plan (the "Plan"), which provides for the grant of options to non-employee members of the Board of Directors of the Company (the "Board") and consultants of the Company.

        WHEREAS, the Participant is a non-employee member of the Board or consultant of the Company and is in a position to contribute materially to the continued growth and development and the future financial success of the Company; and

        WHEREAS, the Company wishes to grant to the Participant an option to purchase common stock of the Company (the "Common Stock") on the terms and conditions specified herein to provide a means for the Participant to participate in the future growth of the Company and to increase the Participant's incentive and personal interest in the continued success and growth of the Company.

AGREEMENT

        NOW, THEREFORE, the parties agree as follows (any capitalized terms used herein but not defined herein will have the respective meanings given in the Plan):

        1.     Option.

          (a)   Grant.    Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Participant a Non-Qualified Stock Option (the "Option") to purchase all or any part of the shares of Common Stock subject to the Option, as set forth on the signature page hereof, at the exercise price (the "Exercise Price") set forth on the signature page hereof.

          (b)   Term.    The term of the Option shall expire at 11:59 p.m. on the date immediately preceding the [tenth/fifth] anniversary of the Grant Date.

          (c)   Vesting.    This Option shall vest over [            ] years at the rate of [            ] per [            ] of the total [            ] shares, such that the Option shall be fully vested on [                        ].

          (d)   [Change of Control.    Notwithstanding the vesting schedule set forth in Subsection 1(c), effective upon a Change of Control (defined below), the Option shall become immediately exercisable, and the Participant shall fully vest in the right to exercise the Option, with respect to 100% of the shares subject to the Option. For purposes of this Subsection 1(d), a "Change of Control" means:

            (i)    the acquisition by any individual, entity or group of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act of 1934) of 30% or more of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors or of equity securities having a value equal to 30% or more of the total value of all equity securities of the Corporation, provided, however, that the following acquisitions of shares or other securities shall not constitute a Change of Control: (A) any acquisition directly from the Corporation of newly issued equity securities, (B) any acquisition by the Corporation or (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Affiliates (as defined in Regulation D under the Securities Act of 1933);

            (ii)   individuals who as of the effective date of the relevant option agreement constitute the Corporation's Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Corporation's Board, except that any director whose election or nomination for election was approved by the vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any individual whose initial assumption of office occurs as the result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Corporation's Board;

            (iii)  there occurs a reorganization, merger, consolidation, share exchange or other corporate transaction involving the Corporation or an Affiliate (a "Transaction"), in each case with respect to which the persons who have beneficial ownership, directly or indirectly, of all of the combined voting power of the Corporation immediately prior to such Transaction do not, immediately after the Transaction, have beneficial ownership, directly or indirectly, of more than 50% of the combined voting power of the Corporation or other corporation resulting from such Transaction;

            (iv)  assets having a value of more than 50% of the value of all of the Corporation's assets, taken as a whole, are sold, liquidated or distributed in one or more transactions;

            (v)   the liquidation or dissolution of the Corporation; or

            (vi)  the occurrence of any other transaction or event that the Committee specifies, either before or after the occurrence of such transaction or event, constitutes a "Change of Control".]

        2.     Exercise.    No Option shall be exercisable prior to the date it is vested or after the expiration date. The Participant may, subject to the limitations of this Agreement, exercise all or any portion of the Option that has vested pursuant to Section 1 hereof by providing written notice of exercise to the Company specifying the number of shares with respect to which the Option is being exercised and accompanied by payment of the Exercise Price for such shares. The Exercise Price shall be paid in cash, by certified check or cashier's check payable to the Company, or by the surrender of a whole number of shares (free of all adverse claims and duly endorsed in blank by the Participant or accompanied by stock powers duly endorsed in blank) having a Fair Market Value on the date of exercise equal to the Exercise Price, or by the surrender through a broker assisted cashless exercise program of the unexercised, vested portion of the Option as to which the Spread (as hereinafter defined) is equal to the Exercise Price, or any combination of the foregoing. "Spread" means the Fair Market Value on the date of exercise of the underlying shares less the Exercise Price. In order to exercise the Option, the Participant shall also submit a completed exercise agreement on a form approved by the Company. No portion of the Option shall be exercisable after it has expired pursuant to Section 1 hereof.

        3.     Withholding.    The Company may deduct and withhold from any cash payable to the Participant such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes in connection with any exercise of this Option. The Participant may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company to withhold shares otherwise issuable pursuant to the exercise of the Option or (b) by delivering to the Company shares already owned by the Participant. The shares so delivered or withheld shall be a whole number, have a Fair Market Value that shall not exceed the amount determined by the applicable minimum statutory withholding rates as of the date that the amount of tax to be withheld is to be determined, shall be free of all adverse claims, and shall be duly endorsed in blank by the Participant or accompanied by stock powers duly endorsed in blank.

        4.     Non-transferability.    The Participant shall have no rights to sell, assign, transfer, pledge, assign or otherwise alienate this Option, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and any such attempted sale, assignment, transfer, pledge or other conveyance shall be null and void. The Option shall be exercisable during the Participant's lifetime only by the Participant (or his or her legal representative).

        5.     Legality of Issuance.    Anything in this Agreement or otherwise to the contrary notwithstanding, no shares shall be issued upon the exercise of this Option unless and until the Company has determined that:

          (a)   The Company and the Participant have taken all actions required to register the shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

          (b)   All applicable listing requirements of any stock exchange or other securities market on which the Common Stock is listed has been satisfied; and

          (c)   Any other applicable provision of state or federal law has been satisfied.

        6.     Adjustments upon Changes in Capitalization.    The number, kind and class of shares of Common Stock subject to this Option and the Exercise Price shall be equitably adjusted, substituted or converted in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-off, spin-off, combination, exchange of shares or other similar corporate event affecting the Common Stock, in any case, in order to preserve the benefits or potential benefits intended to be made available to the Participant hereunder. The foregoing adjustments shall be made by the Committee, the determination of which as to whether and which adjustments shall be made, and the extent thereof, shall be final, binding and conclusive on all parties affected thereby.

        7.     Beneficiary.    The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Participant in accordance herewith (the person who is the Participant's Beneficiary at the time of his or her death is referred to as the "Beneficiary") shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Participant. The Participant may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Board of Directors. The last such designation received by the Board shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Board prior to the Participant's death, and in no event shall any designation be effective as of a date prior to such receipt. If no Beneficiary designation is in effect at the time of the Participant's death, or if no designated Beneficiary survives the Participant or if such designation conflicts with law, the Participant's estate shall be entitled to exercise the Option, to the extent it is exercisable after the death of the Participant. If the Board is in doubt as to the right of any person to exercise the Option, the Company may refuse to recognize such exercise, without liability for any interest or dividends on the underlying shares, until the Board determines the person entitled to exercise the Option, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefore.

        8.     Limited Interest.

          (a)   The grant of this Option shall not be construed as giving the Participant any interest other than as provided in this Agreement.

          (b)   The Participant shall have no rights as a stockholder as a result of the grant of the Option, until the Option is exercised, the Exercise Price is paid, and the shares issued thereunder.

          (c)   The grant of this Option shall not confer on the Participant any right to continue as an employee, nor interfere in any way with the right of the Company to terminate the Participant's employment or other service relationship with the Company at any time.

          (d)   The grant of the Option shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger, consolidation or business combination of the Company, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the shares or the rights of the holders thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other Company act or proceeding, whether of a similar character or otherwise.

        9.     Incorporation by Reference.    The terms of the Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Agreement and the Plan, the Plan shall govern.

        10.   Entire Agreement.    This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject hereof.

        11.   Notices.    Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

        12.   Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the choice of law provisions thereof.

        13.   Amendment.    This Agreement shall not be amended, modified, terminated or otherwise altered except by the written consent of the parties thereto.

        14.   Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

        15.   Successors and Assigns.    Except to the extent otherwise provided in Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant's assigns and the legal representatives, heirs and legatees of the Participant's estate.

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and its corporate seal hereunto affixed, and the Participant has hereunto affixed his or her hand, all on the day and year set forth below.

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LIPID SCIENCES, INC.
Date:	By:
S. Lewis Meyer Ph.D. President/CEO ("Company")
Date:
[Participant Name] ("Participant")

No. of Shares: [ ]	Grant Date: [ ]
Exercise Price Per Share: $[ ]	Initial Exercise Date: [ ]
Beneficiary: [ ]	Option Expiration Date: [ ]
Beneficiary Tax Identification No.:	Address of Beneficiary:
[ ]	[
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